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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                      SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): August 19, 1997

                           THE KUSHNER-LOCKE COMPANY
             (Exact name of registrant as specified in its charter)

        California                          0-17925                                    95-4079057
(State or other jurisdiction         (Commission File Number)             (IRS Employer Identification No.)
    of incorporation)


        11601 Wilshire Blvd., 21st Floor, Los Angeles, California, 90025
(Address of principal executive offices)                         (Zip Code)

       Registrant's telephone number, including area code: (310) 445-1111

                                   No Change
         (Former name or former address, if changed since last report)



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ITEM 5. OTHER EVENTS

            On August 19, 1997, the shareholders of The Kushner-Locke Company (the "Company") approved a one-for-six reverse stock split (the "Reverse Stock Split") of its outstanding common stock, no par value (the "Common Stock"). The Reverse Stock Split will be effective on or about September 5, 1997 to shareholders of record at the close of business on September 4, 1997. As part of the Reverse Stock Split, the exercise price and the number of shares of Common Stock issuable upon exercise of the Company's
Common Stock Purchase Warrants, Class C, among other outstanding securities, will also be adjusted.

            In addition, the shareholders also approved an amendment to its Restated Articles of Incorporation to reduce the number of authorized shares of Common Stock from 150,000,000 shares to 50,000,000 shares.

                                    SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       THE KUSHNER-LOCKE COMPANY

Date: August 29, 1997

                                       By: /s/ DONALD KUSHNER
                                          ----------------------------------
                                          Donald Kushner
                                          Co-Chairman of the Board and Chief
                                          Executive Officer